Exhibit 10.4

AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of February 18, 2014 is made by and among LYDALL, INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association (“Bank of America”) on behalf of itself and as Administrative Agent (in such capacity, the “Agent”) for the ratable benefit of itself and the other lenders that are a party to the Credit Agreement (defined below) (collectively with Bank of America, the “Lenders”).

WHEREAS, the Borrower and Bank of America, N.A. (in such capacity, “BofA”) are parties to a Security Agreement (the “Original Security Agreement”) dated as of June 16, 2011 pursuant to which the Borrower granted BofA a security interest in certain assets of the Borrower as security for the obligations of the Borrower under that certain Credit Agreement dated as of June 16, 2011 between the Borrower and BofA (the “Original Credit Agreement”) and the other Loan Documents, as defined in the Original Credit Agreement (the “Original Loan Documents”);

WHEREAS, pursuant to that certain Assignment dated as of the date hereof by and among BofA, the Agent, the Borrower and the Guarantors, as defined in the Original Credit Agreement, BofA has assigned the Original Credit Agreement and the Original Loan Documents (including the Original Security Agreement) to the Agent; and

WHEREAS, the Borrower, the Agent, the Guarantors and the Lenders have amended and restated the Credit Agreement and the other Original Loan Documents and desire to amend and restate the Original Security Agreement in its entirety as provided herein.

NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Security Agreement in its entirety as follows:

WHEREAS, the Agent, the Lenders and the Borrower have entered into that certain Amended and Restated Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders, subject to the terms and conditions contained therein, are to make loans or otherwise to extend credit or provide financial accommodations to the Borrower;

WHEREAS, it is a condition precedent to the Lenders making any loans or otherwise extending credit or providing financial accommodations to the Borrower under the Credit Agreement that the Borrower execute and deliver to the Agent, for the ratable benefit of the Lenders, a security agreement in substantially the form hereof; and

WHEREAS, the Borrower wishes to grant a security interest in favor of the Agent, for the ratable benefit of the Lenders, as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term “State,” as used herein, means the State of Connecticut. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “Obligations,” as used herein, shall have the meaning ascribed to it in the Credit Agreement.

2.          Grant of Security Interest. The Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns the following properties, assets and rights of the Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all assets including all personal and fixture property of every kind and nature, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles), and all products and proceeds of the foregoing. Notwithstanding anything herein to the contrary, the term “Collateral” shall not include more than 65% of the equity interests of a first-tier Foreign Subsidiary (or more than 65% of the equity interests of a Domestic Subsidiary whose sole assets are the equity interests of Foreign Subsidiaries) or to the extent not yet paid to the Borrower or such Domestic Subsidiary to more than the corresponding proportion of dividends, distributions, interest and other payments with respect to more than 65% of such equity interests (such excluded assets herein called the “Excluded Assets”). The Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Borrower’s compliance with § 4.7.

3.          Authorization to File Financing Statements. The Borrower hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets or, as the case may be, all personal property of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction specifically excluding, however, the Excluded Assets, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdictions for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Agent promptly upon the Agent’s request. The Borrower also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

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4.          Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, the Borrower agrees, in each case at the Borrower’s expense, to take the following actions with respect to the following Collateral and without limitation on the Borrower’s other obligations contained in this Agreement:

4.1.       Promissory Notes and Tangible Chattel Paper. If the Borrower shall, now or at any time hereafter, hold or acquire any promissory notes or any tangible chattel paper individually having a face value in excess of $2,500,000 (each, a “Material Note” or “Material Tangible Chattel Paper”, as the case may be), the Borrower shall forthwith endorse, assign and deliver to the Agent each such Material Note or Material Chattel Paper, as the case may be, and, in each case of a required endorsement, assignment and delivery, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

4.2.       Deposit Accounts. For each deposit account that the Borrower now or at any time hereafter opens or maintains, the Borrower shall, at the Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) cause the depositary bank to agree to comply, without further consent of the Borrower, at any time with instructions from the Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Agent to become the customer of the depositary bank with respect to the deposit account, with the Borrower being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. The Agent agrees with the Borrower that the Agent shall not give any such instructions or withhold any withdrawal rights from the Borrower, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to (i) any deposit account for which the Borrower, the depositary bank and the Agent have entered into a cash collateral agreement specially negotiated among the Borrower, the depositary bank and the Agent for the specific purpose set forth therein, (ii) a deposit account for which the Agent is the depositary bank and is in automatic control, and (iii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower’s employees. Nothing in this Section 4.2 shall be construed to limit or otherwise derogate in any way the Borrower’s obligations under Section 6.15 of the Credit Agreement.

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4.3.       Investment Property. Subject to the limitations set forth in Section 2 hereof, if the Borrower shall now or at any time hereafter hold or acquire any certificated securities of any Subsidiary, the Borrower shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by the Borrower are (a) (i) uncertificated or (ii) certificated and issued by a Person other than a Subsidiary, (b) issued to the Borrower or its nominee directly by the issuer thereof, and (c) have a principal amount or value in excess of $5,000,000 in the aggregate with respect to any one issuer (each a “Material Security”), the Borrower shall promptly notify the Agent thereof and, at the Agent’s request and option pursuant to an agreement in a form and substance reasonably satisfactory to the Agent, either (A) cause the issuer to agree to comply, without further consent of the Borrower, or such nominee, at any time with instructions from the Agent as to each Material Security or (B) arrange for the Agent to become the registered owner of the Material Securities. Subject to the limitations set forth in Section 2 hereof, if any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrower is held by the Borrower or its nominee through a securities intermediary or commodity intermediary and constitute a Material Security, the Borrower shall promptly notify the Agent thereof and, at the Agent’s request and option, the Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Borrower or such nominee, at any time with entitlement orders or other instructions from the Agent to such securities intermediary as to such a Material Security, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, or (ii) in the case of a Material Security held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such a Material Security, with the Borrower being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Agent agrees with the Borrower that the Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary.

4.4.      Collateral in the Possession of a Bailee. If any Collateral having an aggregate value of more than $1,000,000 is now or at any time hereafter in the possession of a bailee at a particular location, the Borrower shall promptly notify the Agent thereof and, at the Agent’s request and option, shall use reasonable best efforts to obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Agent, that the bailee holds such Collateral for the benefit of the Agent and such bailee’s agreement to comply, without further consent of the Borrower, at any time with instructions of the Agent as to such Collateral. The Agent agrees with the Borrower that the Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to the bailee.

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4.5.      Electronic Chattel Paper and Transferable Records. If the Borrower, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferrable record,” individually having a face value in excess of $2,500,000 (each a “Material Electronic Paper”), the Borrower shall (i) promptly notify the Agent thereof and, (ii) at the request and option of the Agent, take such action as the Agent may reasonably request to vest in the Agent control of such Material Electronic Paper, under Section 9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, Section 7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, as applicable. The Agent agrees with the Borrower that the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Borrower to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper, electronic document or transferrable record. The provisions of this Section 4.6 relating to electronic documents and “control” under UCC Section 7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.       Letter-of-Credit Rights. If the Borrower is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter individually having a maximum amount that may be drawn in excess of $2,500,000 (each, a “Material Letter of Credit”), the Borrower shall promptly notify the Agent thereof and, at the request and option of the Agent, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (A) arrange for the issuer and any confirmer or other nominated person of each such Material Letter of Credit, to consent to an assignment to the Agent of the proceeds of such Material Letter of Credit or (B) arrange for the Agent to become the transferee beneficiary of such Material Letter of Credit.

4.7        Commercial Tort Claims. If the Borrower shall now or at any time hereafter hold or acquire a commercial tort claim with respect to which the Borrower has commenced legal action by filing a lawsuit in court and having a value reasonably estimated by the Borrower to be in excess of $5,000,000, the Borrower shall promptly notify the Agent in a writing signed by the Borrower of the particulars thereof, and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent. Such Notice shall be deemed to be an amendment to the Borrower’s Perfection Certificate with respect to such commercial tort claim.

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4.8.       Other Actions as to any and all Collateral. The Borrower further agrees, upon request of the Agent and at the Agent’s option, to take any and all other actions as the Agent may reasonably determine to be necessary or useful for the attachment, perfection and first priority of (subject, however, to Liens permitted under the Credit Agreement), and the ability of the Agent to enforce, the Agent’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) using reasonable best efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to the Agent and in accordance with the terms of the Credit Agreement, and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.          Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust, if any, granted by the Borrower to the Agent and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Agent hereunder.

6.          Representations and Warranties Concerning Borrower’s Legal Status. The Borrower represents and warrants to the Agent as follows: (a) the Borrower’s exact legal name is that indicated on the signature page hereof, (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth on its Perfection Certificate dated the date hereof and attached hereto as Exhibit A (the “Perfection Certificate”), (c) the Perfection Certificate accurately sets forth the organizational identification number or accurately states that the Borrower has none, (d) the Perfection Certificate accurately sets forth the Borrower’s place of business or, if more than one, its chief executive office, as well as the Borrower’s mailing address, if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete in all material respects.

7.          Covenants Concerning Borrower’s Legal Status. The Borrower covenants with the Agent as follows: (a) without providing at least thirty (30) days prior written notice to the Agent, the Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower will promptly notify the Agent of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure except as permitted in the Credit Agreement.

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8.          Representations and Warranties Concerning Collateral Etc. The Borrower further represents and warrants to the Agent as follows: (a) the Borrower is the owner of, or has other rights in, or power to transfer, the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) to the best of its knowledge, the Borrower holds no commercial tort claim except as indicated on the Perfection Certificate, (e) the Borrower has at all times operated its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects.

9.          Covenants Concerning Collateral, Etc. The Borrower further covenants with the Agent as follows: (a) the Collateral, to the extent not delivered to the Agent pursuant to Section 4 hereof or disposed of as permitted by the Credit Agreement, will be kept at those locations listed on the Perfection Certificate, as the same may be amended from time to time as herein provided, and the Borrower will not remove the Collateral from such locations without providing at least fifteen (15) days prior written notice to the Agent except (i) to another location listed on the Perfection Certificate, or (ii) to another location of the Borrower or one of its Subsidiaries that is located within the United States but not listed on the Perfection Certificate, as amended from time to time (any such location, an “Unlisted Location”); provided, that the aggregate value of the Collateral located at such Unlisted Location shall not exceed $1,000,000, or (iii) motor vehicles or (iv) the removal of Collateral for up to thirty (30) days to repair such Collateral, in each case, in the ordinary course of business, (b) except for the security interest herein granted and Permitted Liens, the Borrower shall be the owner of, or have other rights in or power to transfer, the Collateral free from any right or claim of any other person or any lien, security interest or other encumbrance, and the Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent, (c) the Borrower shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or other encumbrance in the Collateral in favor of any person, other than the Agent except for Permitted Liens, (d) the Borrower will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Borrower will permit the Agent, or its designee, to inspect the Collateral at any reasonable time during normal business hours, wherever located, (f) the Borrower will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) the Borrower will continue to operate its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (h) the Borrower will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for dispositions permitted by the Credit Agreement, and (i) with each annual Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement, the Borrower shall provide information updating the Perfection Certificate, including without limitation any new locations at which any Collateral is located.

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10.       Insurance.

10.1.    Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all such property casualty insurance shall be payable to the Agent as loss payee under a loss payee clause reasonably acceptable to the Agent. Without limiting the foregoing, the Borrower will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

10.2.    Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing, be disbursed to the Borrower for direct application by the Borrower to the repair or replacement of the Borrower’s property so damaged or destroyed, with any excess proceeds to be retained by the Borrower, and (ii) if an Event of Default has occurred and is continuing, be distributed to the Agent to be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the Borrower solely to the repair or replacement of the Borrower’s property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations.

10.3.    Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Agent. In the event of failure by the Borrower to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Borrower. The Borrower shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

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11.       Collateral Protection Expenses: Preservation of Collateral.

11.1.    Expenses Incurred by Agent. In the Agent’s discretion, if the Borrower fails to do so, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto, maintain any of the Collateral, and pay any necessary filing fees or insurance premiums. The Borrower agrees to reimburse the Agent on demand for all expenditures so made. The Agent shall have no obligation to the Borrower to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

11.2.    Agent’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Borrower shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Borrower thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of, or arising out of, this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of the Borrower under, or pursuant to, any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

12.       Securities and Deposits. The Agent may at any time following the occurrence and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Agent may following the occurrence and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent to the Borrower may at any time during the continuance of an Event of Default be applied to, or set off against, any of the Obligations then due and owing.

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13.       Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Borrower shall, at the request and option of the Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent’s agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Borrower, so notify account debtors and other persons obligated on Collateral, which notice may include the provision to such account debtors and other persons of an accounts receivable letter which, if provided, may be (a) substantially in the form attached hereto as Exhibit B (Agent having required Borrower to execute an undated accounts receivable letter in the form of Exhibit B attached hereto which Agent agrees to hold and not release unless Agent is permitted to send such letter as provided in this Section 13), or (b) in another form executed by Borrower upon request of Agent. After the making of such a request or the giving of any such notification, the Borrower shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Borrower as trustee for the Agent without commingling the same with other funds of the Borrower and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Agent to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.       Power of Attorney.

14.1.    Appointment and Powers of Agent. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower or in the Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(a)        upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Borrower’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Agent’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Borrower might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

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(b)        to the extent that the Borrower’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Borrower’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Borrower’s name such financing statements and amendments thereto and continuation statements which may require the Borrower’s signature.

14.2.    Ratification by Borrower. To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3.    No Duty on Agent. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct.

15.       Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Agent, without any other notice to or demand upon the Borrower, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and of such jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require the Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Borrower’s principal office(s) or at such other locations as the Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Borrower at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrower hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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16.       Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all, or any portion of, the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Agent in the collection, or disposition of, any of the Collateral. The Borrower acknowledges that the purpose of this §16 is to provide non-exhaustive indications of what actions or omissions by the Agent would fulfill the Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §16. Without limitation upon the foregoing, nothing contained in this §16 shall be construed to grant any rights to the Borrower or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §16.

17.       No Waiver by Agent, etc. The Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

18.       Suretyship Waivers by Borrower. Except as may be otherwise specifically provided in the Credit Agreement, the Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Borrower further waives any and all other suretyship defenses.

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19.       Marshalling. The Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

20.       Proceeds of Dispositions; Expenses. The Borrower shall pay to the Agent on demand amounts equal to any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent’s rights and remedies under, or in respect of, any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Agent may determine or in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Borrower. In the absence of final payment and satisfaction in full of all of the Obligations, the Borrower shall remain liable for any deficiency.

21.       Overdue Amounts. Until paid, all amounts which become due and payable by the Borrower hereunder shall be a debt secured by the Collateral and if not otherwise paid within any applicable grace period after the same becomes due shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

22.       Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Borrower agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by certified or registered mail at the address specified in the Credit Agreement. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

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23.       Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that neither the Agent nor any representative, agent or attorney of the Agent has represented, expressly or otherwise, that the Agent would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent is a party, the Agent is relying upon, among other things, the waivers and certifications contained in this Section 23.

24.       Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent and its successors and assigns permitted pursuant to the Credit Agreement. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Borrower acknowledges receipt of a copy of this Agreement.

25.       PREJUDGMENT REMEDY WAIVER.

THE BORROWER HEREBY REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE AGENT MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT THE AGENT’S ATTORNEY MAY, PURSUANT TO, AND IN ACCORDANCE WITH, CONN. GEN. STAT. §52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE AGENT ACKNOWLEDGES THE BORROWER’S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE AGENT POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE AGENT.

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26.       Amendments. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Borrower and the Agent.

27.       Electronic Self-Help Authorization. Upon and during the continuance of an Event of Default, the Agent shall have, in addition to all other rights and remedies contained in this Agreement, (which the Borrower, and, by becoming bound by the Obligations or this Agreement, all other obligors, guarantors and any new debtors accept and agree upon), the right to locate, disable or to take possession of the Collateral by electronic, digital, magnetic or wireless optical electromagnetic or similar means after giving any notices required under applicable law.

28.       Termination. At such time as all of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been finally paid and satisfied in full and the Commitment has been irrevocably terminated, this Agreement shall terminate and Agent shall, upon written request and at the expense of Borrower, execute and deliver to Borrower all documents and other instruments as may be necessary or proper to evidence the termination of Agent’s security interest in the Collateral and Agent shall return to Borrower any Collateral then in Agent’s possession.

[Signature page follows]

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Exhibit 10.4

IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to be duly executed as of the date first above written.

LYDALL, INC.

By:	/S/ Dale G. Barnhart
Name: Dale G. Barnhart
Title: President & CEO

Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/S/ Christopher T. Phelan
Name:	Christopher T. Phelan
Title:	Senior Vice President

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
	)	ss:	MANCHESTER
COUNTY OF HARTFORD	)

Before me, the undersigned, personally appeared Dale G. Barnhart, to me known personally, and who, being by me duly sworn, deposes and says that he is the President and CEO of Lydall, Inc., and that said instrument was signed and sealed on behalf of said company by authority of its Board of Directors, and said President and CEO acknowledged said instrument to be his free act and deed as such Officer and the free act and deed of said company on this 18th day of February, 2014.

/S/ Kathleen Carroll
[SEAL]	Notary Public/Commissioner of the Superior Court
My commission expires: 06/30/14